UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 26, 2006
(Date of Earliest Event Reported)

AMERICAN COMMERCIAL LINES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51562 (Commission File Number)	73-3177794 (IRS Employer Identification Number)

1701 East Market Street, Jeffersonville, Indiana 47130
(Address of principal executive offices) (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On July 26, 2006, American Commercial Lines Inc. (“ACL” or the “Company”) announced that it has appointed Mr. W.N. Whitlock as its Executive Vice President, Governmental Affairs and Mr. Jerry R. Linzey as Senior Vice President and Chief Operating Officer. Both appointments will become effective August 1, 2006. Mr. Whitlock, 65, was named Senior Vice President, Chief Operating Officer of ACL in January 2005. He has served as Chief Operating Officer since April 2004 and served as President from April 2004 through January 17, 2005. Previously, Mr. Whitlock served as Senior Vice President, Transportation Services of ACL from July 2003 to April 2004, as Senior Vice President, Logistics Services for American Commercial Barge Line from March 2000 to June 2003 and as Senior Vice President, Transportation Services of American Commercial Barge Line from 1982 through March 2000.
     Mr. Linzey, age 42, has served in the position of Senior Vice President, Manufacturing of the Company since May 2005. Prior to joining the Company, Mr. Linzey served as Senior Vice President, Manufacturing of Wabash National Corporation from 2002 to May 2005, where he oversaw 3,500 salaried and hourly associates. Prior to joining Wabash, Mr. Linzey served as Director, North American Operations of The Stanley Works. From 1985 to 2000, Mr. Linzey held various positions at Delphi Automotive Systems.
     Both Mr. Linzey and Mr. Whitlock have employment agreements with the Company which are included as exhibits to the Company’s filings with the Securities and Exchange Commission. (See Exhibit 10.22 to the Form S-4/A filed by American Commercial Lines LLC on May 27, 2006 and Exhibits 10.3, 10.4 and 10.5 to the Form S-4 filed by American Commercial Lines LLC on April 29, 2005). The Company expects to file an amendment to this Form 8-K if the compensation arrangements for Mr. Linzey or Mr. Whitlock are amended.
     A copy of the press release issued by the Company announcing the appointments of Mr. Linzey and Mr. Whitlock is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release, dated July 26, 2006, issued by American Commercial Lines Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
By:	/s/ Cynthia B. Maddox
Cynthia B. Maddox
Acting General Counsel

Dated: July 26, 2006